EXHIBIT 99.1

Dot VN, Inc. Signs Danang City Office Lease

SAN DIEGO, CALIFORNIA - November 20, 2008, Dot VN, Inc., a Delaware corporation (“Dot VN” or the “Company”) (www.dotVN.com), (NQB Pink Sheets: DTVI), an Internet and Telecommunications Company and the exclusive online global domain name registrar for the Country of Vietnam, announced that it, through a wholly owned Vietnamese subsidiary formed under the authority of the People’s Committee of the City of Danang (“Dot VN Danang”), has executed a two year lease for 95 m2 (~1,022 square feet) of office space located on the 9th floor of the Software Park Tower in downtown Danang City (the “Lease”).

The Software Park Tower office of Dot VN Danang (the “SP Tower Office”) will (i) manage the construction of the Danang City IDC; and (ii) capitalize on Danang City’s growing market of internet users and businesses that will need to register domain names and utilize Dot VN’s related service offerings. With the signing of the Lease, the Company continues to be on target and expects the SP Tower Office to be fully operational by the end of 2008.

"In addition to securing valuable property in Danang this past month to build an advanced Tier III data center, Dot VN is setting up a fully operational team to sell our domain registration and web services to the large and underserved market in Danang City and central Vietnam.”, stated Thomas M. Johnson, Dot VN’s Chairman and Chief Executive Officer.

About the Company:
Dot VN, Inc. (www.DotVN.com) provides Internet and Telecommunication services for Vietnam. Vietnam Internet Network Information Center (“VNNIC”) awarded the Company an “exclusive long term contract” to be the first registrar to market and register its country code Top Level Domain (“ccTLD”) of .VN (Vietnam) via the Internet. Dot VN has established agreements with international ISP’s (Internet service providers) along with over 73 top domain resellers to commercialize .VN. Also, the Company is currently developing initiatives to offer Internet Data Center services and Wireless applications.

Cautionary Warning Regarding Forward-Looking Statements:
Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Dot VN or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about Dot VN’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Dot VN’s filings with the Securities and Exchange Commission. Factors that could materially affect these forward-looking statements and/or predictions include, among other things: (i) our limited operating history; (ii) our ability to pay down existing debt; (iii) unforeseen costs and expenses; (iv) potential litigation with our shareholders, creditors and/or former or current investors; (v) Dot VN’s ability to comply with federal, state and local government regulations in the US and foreign countries; (vi) Dot VN’s ability to maintain current agreements with the government of Vietnam and enter into additional agreements with the government of Vietnam; and (vii) other factors over which we have little or no control. In addition, such statements could be affected by risks and uncertainties related to product demand, market and customer acceptance, competition, pricing and development difficulties, as well as general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and Dot VN does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Dot VN’s website does not constitute a part of this release.

For more information, contact:
Thomas M. Johnson, Chairman & CEO
Dot VN, Inc.
Phone:	858-571-2007 X14
Email:	Inquiries@DotVN.com
Website:	www.DotVN.com
Register your .VN domains at: www.VN